 SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

___________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

 Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 31, 2011

UNITED BANCSHARES, INC.

(Exact name of Registrant as specified in its Charter)

Ohio	000-29283	34-1516518
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification Number)
100 S. High Street, Columbus Grove, Ohio	45830-1241
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code:		(419) 659-2141

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition.

On January 31, 2011, United Bancshares, Inc. issued an earnings release announcing its financial results for the quarter and year ended December 31, 2010.  A copy of the earnings release (Exhibit 99.1) and unaudited financial information (Exhibit 99.2) are attached.

The information in this Item 2.02, including Exhibit 99.1 and Exhibit 99.2 furnished herewith, is being furnished and shall not be deemed to be "filed" for purposes of Section 18 of the Securities Exchange Act of 1934 (the "Exchange Act") or otherwise subject to the liabilities of that Section, nor shall such information be deemed to be incorporated by reference in any registration statement or other document filed under the Securities Act of 1933 or the Exchange Act, except as otherwise stated in such filing.

Item 7.01 Regulation FD Disclosure.

On January 31, 2011, United Bancshares, Inc. issued an earnings release announcing its financial results for the quarter and year ended December 31, 2010.  A copy of the earnings release (Exhibit 99.1) and unaudited financial information (Exhibit 99.2) are attached.

The information in this Item 7.01, including Exhibit 99.1 and Exhibit 99.2, furnished herewith, is being furnished and shall not be deemed to be "filed" for purposes of Section 18 of the Securities Exchange Act of 1934 (the "Exchange Act") or otherwise subject to the liabilities of that Section, nor shall such information be deemed to be incorporated by reference in any registration statement or other document filed under the Securities Act of 1933 or the Exchange Act, except as otherwise stated in such filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
99.1	Release dated January 31, 2011
99.2	Unaudited Financial Information

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

United Bancshares, Inc.

Date: January 31, 2011	By: /s/Brian D. Young
Brian D. Young Executive VP, CFO & Treasurer

Exhibit 99.1

On January 31, 2011, United Bancshares, Inc. issued the following release:

United Bancshares, Inc. (Nasdaq: UBOH – news), a bank holding company headquartered in Columbus Grove, Ohio with consolidated assets of $613 million today announced operating results for the quarter and year ended December 31, 2010.

For the quarter ended December 31, 2010, the Corporation reported net income of $598,000, or $0.17 per share compared to fourth quarter 2009 net income of $893,000, or $0.26 per share.  Compared with the same period in 2009, fourth quarter 2010 net income decreased $295,000 or 33.0%.  The decrease for the quarter, as compared to the quarter ended December 31, 2009, resulted from increases in the provision for loan losses of $250,000 and non-interest expenses of $511,000 offset by increases in net interest income of $142,000, non-interest income of $227,000, and a decrease of $97,000 in the provision for income taxes.

Net income for the year ended December 31, 2010, was $2,808,000, or $0.82 per share compared to $2,883,000, or $0.84 per share for the same period in 2009.  Compared with the same period in 2009, net income decreased $75,000 or 2.6%.  The decrease in net income for the year was primarily the result of an increase in non-interest expenses of $1,043,000 and a $774,000 decrease in non-interest income offset by a $755,000 increase in net interest income, a $975,000 decrease in the provision for loan losses, and a decrease in the provision for income taxes of $13,000.

The Corporation recognized a $2,050,000 provision for loan losses for the fourth quarter of 2010 compared to $1,800,000 for the same period in 2009, and a $6,550,000 provision for loan losses for the year ended December 31, 2010 compared to $7,525,000 for the same period in 2009.  In light of high unemployment and the continued uncertainty of the real estate markets in which the Corporation serves, especially with respect to commercial real estate, management believed it prudent to make the aforementioned provisions to the allowance for loan losses.  The allowance for loan losses as a percentage of total loans has increased to 2.09% at December 31, 2010 compared to 1.18% at December 31, 2009.

For the quarter ended December 31, 2010, non-interest income was $1,302,000, compared to $1,075,000 for the fourth quarter of 2009, a $227,000 (21.1%) increase.  For the year ended December 31, 2010, non-interest income was $3,718,000, compared to $4,492,000 for the year ended December 31, 2009, a $774,000 (17.2%) decrease.  The increase in non-interest income for the fourth quarter of 2010 as compared to 2009 was primarily attributable to a $229,000 increase in the gain on sales of loans.  On an annual basis, the decrease in non-interest income is primarily attributable to a $509,000 decrease in the gain on sales of loans, resulting from a decrease in loan sales activity, especially during the first half of 2010 as compared to 2009, and a $337,000 change relating to the fair value of mortgage servicing rights, offset by a $149,000 increase in the gain on sales of securities.

For the quarter ended December 31, 2010, non-interest expenses were $3,903,000, compared to $3,392,000 for the comparable period in 2009, a $511,000 (15.1%) increase.  The increase in non-interest expenses for the fourth quarter of 2010 as compared to 2009 was primarily attributable to a $232,000 increase in salaries and benefits, a $123,000 increase in advertising, a $58,000 increase in other real estate owned expenses and a $97,000 increase in cash variances offset by a $53,000 decrease in deposit premium amortization.  For the year ended December 31, 2010, non-interest expenses totaled $15,522,000, compared to $14,479,000 for the comparable period of 2009, an increase of $1,043,000 (7.2%).  On an annual basis, the decrease in non-interest expenses is primarily attributable to a $232,000 increase in salaries and benefits, a $205,000 increase in advertising, a $374,000 increase in other real estate owned expenses, a $219,000 increase in asset management legal expenses, and a $113,000 increase in miscellaneous losses and recoveries offset by a $160,000 decrease in deposit premium amortization.

United Bancshares, Inc. is a locally owned and operated holding company of The Union Bank Company which serves Allen, Hancock, Putnam, Sandusky, Van Wert and Wood Counties in Ohio, with office locations in Bowling Green, Columbus Grove, Delphos, Findlay, Gibsonburg, Kalida, Leipsic, Lima, Ottawa, and Pemberville, Ohio.

This release may contain certain forward-looking statements that are provided to assist in the understanding of anticipated future financial performance.  However, such performance involves risk and uncertainties that may cause actual results to differ materially.  Factors that could cause actual results to differ from those discussed in the forward-looking statements include, but are not limited to, the strength of the local economies in which operations are conducted, the effects of and changes in policies and laws of regulatory agencies, inflation, and interest rates.  For further discussion of certain factors that may cause such forward-looking statements to differ materially from actual results, refer to the 2009 Form 10-K.

Exhibit 99.2

United Bancshares, Inc.

Quarterly Report

December 31, 2010

Dear Shareholders, Customers, and Employees,

The current economic environment continued to have a negative impact on business operations throughout 2010.  As a result, we have continued to make significant provisions to the allowance for loan losses, which has adversely affected our profitability.  Despite adding nearly $6.6 million to the allowance for loan losses during the year, the Company reported net income of $2.8 million for the year or $0.82 per share, compared to $2.9 million or $0.84 per share for the same period of 2009.  As a result of the aforementioned provision, the allowance for loan losses as a percentage of total loans increased to 2.09% as of December 31, 2010, compared to 1.18% as of December 31, 2009.

The Company was able to improve the net interest margin during 2010, resulting in an increase in net interest income.  The net interest margin and reported net interest income were 3.85% and $21.3 million respectively during 2010 compared to 3.76% and $20.6 million during 2009.  This was accomplished despite a $23.9 million (5.9%) decrease in total loans.

The management team continues to work with customers to obtain the best possible results during one of the most difficult economic environments in recent history.  As always, we appreciate your continued support.

Respectfully,

Daniel W. Schutt

President & CEO

United Bancshares, Inc.

and Subsidiary

Financial Information (unaudited)	For the Year ended Dec. 31, 2010	For the Year ended Dec. 31, 2009
(dollars in thousands, except share data)
CONDENSED STATEMENT OF INCOME
Interest income	$ 30,264	$ 32,867
Interest expense	8,959	12,317
Net interest income	21,305	20,550
Provision for loan losses	6,550	7,525
Net interest income after provision for loan losses	14,755	13,025
Non-interest income	3,718	4,492
Non-interest expenses	15,522	14,478
Income before income taxes	2,951	3,039
Provision for income taxes	143	156
Net income	$ 2,808	$ 2,883

Average common shares outstanding	3,444,703	3,443,093

PER COMMON SHARE
Net income	$0.82	$0.84
Cash dividends	$0.45	$0.60
Book value	$15.97	$15.76
Closing price	$9.50	$9.21

FINANCIAL RATIOS
Return on average assets	0.45%	0.47%
Return on average equity	5.07%	5.46%
Net interest margin	3.85%	3.76%
Efficiency ratio	59.59%	55.54%
Loans to deposits	78.56%	86.83%
Allowance for loan losses to loans	2.09%	1.18%
Cash dividends to net income	55.21%	71.67%

PERIOD END BALANCES
	As of Dec. 31, 2010	As of Dec. 31, 2009
Assets	$612,617	$616,405
Loans	$383,907	$407,815
Deposits	$488,651	$469,668
Shareholders' equity	$55,005	$54,279

Common shares outstanding	3,444,889	3,443,766

UNITED BANCSHARES, INC.

DIRECTORS

Robert L. Benroth

David P. Roach

H. Edward Rigel

R. Steven Unverferth

James N. Reynolds - Chairman

Robert L. Dillhoff - Vice-Chairman

Daniel W. Schutt

OFFICERS

Daniel W. Schutt - President/CEO

Brian D. Young - CFO/Executive V.P./Treasurer

Heather M. Oatman - Secretary

THE UNION BANK COMPANY

DIRECTORS

Robert L. Benroth

James N. Reynolds

Robert L. Dillhoff

H. Edward Rigel

Herbert H. Huffman

David P. Roach

Kevin L. Lammon

Robert M. Schulte, Sr.

William R. Perry

R. Steven Unverferth

Daniel W. Schutt - CEO/Chairman

Brian D. Young - President/CFO/Executive V.P.

INVESTOR MATERIALS:

United Bancshares, Inc. has traded its common stock on the NASDAQ Markets Exchange under the symbol “UBOH” since March 2001.  Annual and quarterly shareholder reports, regulatory filings, press releases, and articles about United Bancshares, Inc. are available in the Shareholder Information section of our website www.theubank.com or by calling 1-800-837-8111.

Locations

1300 N. Main St.

Bowling Green, OH 43402

419-353-6088

100 S. High St.

Columbus Grove, OH 45830

419-659-2141

101 Progressive Dr.

Columbus Grove, OH 45830

419-659-4250

114 E. 3rd St.

Delphos, OH 45833

419-692-2010

1500 Bright Rd.

Findlay, OH 45840

419-424-1400

230 W. Madison St.

Gibsonburg, OH 43431

419-637-2124

110 E. North St.

Kalida, OH 45853

419-532-3366

318 S. Belmore St.

Leipsic, OH 45856

419-943-2171

1410 Bellefontaine Ave.

Lima, OH 45804

419-229-6500

3211 Elida Rd.

Lima, OH 45805

419-331-3211

701 Shawnee Rd.

Lima, OH 45805

419-228-2114

245 W. Main St.

Ottawa, OH 45875

419-523-2265

132 E. Front St.

Pemberville, OH 43450

419-287-3211